As filed with the Securities and Exchange Commission on April 5, 1999 Commission File Number 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               TELEMETRIX INC.
              (Exact name of Registrant as specified in charter)

              DELAWARE                                 59-3453156
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)

           1612 N. Osceola Ave.
         Clearwater, Florida                              33755
(Address of principal executive offices)               (Zip Code)

                         1997 CONTRACTUAL STOCK GRANT
                        1999 CONTRACTUAL STOCK GRANTS
                           (Full title of the Plan)

                          SALLY A. FONNER, PRESIDENT
                               TELEMETRIX INC.
                               1612 N. OSCEOLA AVE
                          CLEARWATER, FLORIDA 33755
                        (address of agent for service)

                                (727) 443-3434
        (Telephone number, including area code, of agent for service)

                   Registration Fee Table on Following Page

==============================================================================

CALCULATION OF REGISTRATION FEE
==============================================================================
                                            PROPOSED    PROPOSED
    TITLE OF                     AMOUNT      MAXIMUM     MAXIMUM    AMOUNT OF
  SECURITIES TO                   TO BE  OFFERING PRICE AGGREGATE REGISTRATION
  BE REGISTERED                REGISTERED PER SHARE (1)OFFERING (1)    FEE
==============================================================================
1997 Contractual Stock Grant     300,000      $0.36     $108,000       $30.02
1999 Contractual Stock Grants    767,000      $0.36     $276,120       $76.77
==============================================================================
Totals                         1,067,000                $384,120      $106.79
==============================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of computing the registration fee.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information concerning the Telemetrix Inc., 1997 Contractual Stock Grant and 1999 Contractual Stock Grants required by Item 1 of Form S-8 and the statement of availability of Registrant Information, Plan Information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended ("Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the following documents filed by Telemetrix Inc., a Delaware corporation formerly known as Arnox Corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement on Form S-8 ("Registration Statement") by reference and shall be deemed to be a part thereof:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

     (b) The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year ended December 31, 1997:

(i) The Company's Quarterly Report on Form 10-QSB for the 3-month period ended March 31, 1998
(ii) The Company's Quarterly Report on Form 10-QSB for the 3-month period ended June 30, 1998
(iii) The Company's Quarterly Report on Form 10-QSB for the 3-month period ended September 30, 1998
(iv) The Company's Current Report on Form 8-K dated April 2, 1999.

     (c) Not applicable.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in the 1997 Contractual Stock Grant and each participant in the 1999 Contractual Stock Grants, upon written or oral request directed to the Company's Secretary at the Company's executive offices, a copy (without exhibits thereto other than exhibits which are specifically incorporated herein by reference) of any or all documents incorporated by reference to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     John L. Petersen, legal counsel for the Company in connection with this registration statement is entitled to receive 150,000 shares of Common Stock as compensation for legal services rendered. Such shares have been included in and registered by this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Certificate of Incorporation and By-laws are intended to take full advantage of the enabling provisions of the General Corporation Law of the State of Delaware ("GCLD") with respect to limiting the personal liability of its officers, directors, employees and agents. The Amended and Restated Certificate of Incorporation and By-laws provide that the Company may indemnify current and former directors, officers, employees and agents, and persons serving in similar capacities in the subsidiaries or other entities in which the Company has an interest to the fullest extent permitted by the GCLD. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors of the Company. Under the Company's By-laws, indemnification payments may only be made upon a determination that the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Such determination shall be made (i) by a majority of the disinterested members of the Board of Directors, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

    4.1 Specimen Certificate for shares of Company's $0.001 par value Common Stock. Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 1, 1999, is incorporated herein by reference.

    5.1 Opinion of John L. Petersen, Attorney at Law, respecting legality of securities being offered.

   23.1  Consent of Want & Ender, Certified Public Accountants.

   23.2 Consent of John L. Petersen, Attorney at Law (also included in Exhibit 5.1).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include  any   prospectus   required  by  Section   10(a)(3)  of  the
         Securities Act of 1933;

     (ii)Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(g) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the documents constituting the prospectus to each participant to whom such prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such participant otherwise has received a copy of such report in which case the registrant shall state in such prospectus that it will promptly furnish, without charge, a copy of such report on written request of the participant.

     (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all participants who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida on this 5th day of April 1999.

     TELEMETRIX INC.


BY:             /s/
     Sally A. Fonner, Chief Executive
     Officer and Sole Director